UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2009

REHABCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(800) 677-1238
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02		Results of Operations and Financial Condition

In the first quarter of 2009, the Company made certain changes to the structure of its internal organization.  These changes primarily consisted of making the Company’s skilled nursing rehabilitation services division responsible for oversight of the Company’s businesses that provide resident-centered management consulting services and staffing services for therapists and nurses.  Accordingly, the Company has revised the segment information included in the notes to the Company’s consolidated financial statements for the years ended December 31, 2008, 2007 and 2006 to reflect these changes.

In August 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“Statement 160”), which requires noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity.  The Company adopted Statement 160 effective January 1, 2009.  The Company’s adoption of the new standard resulted in changes to the presentation of noncontrolling interests within the Company’s consolidated financial statements for the years ended December 31, 2008, 2007 and 2006.

The disclosure in this Item 2.02, as well as Exhibits 99.1 and 99.2 included herewith, which revise Items 7 and 8, respectively, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are to be considered "filed" with the Securities and Exchange Commission for all purposes under the Securities Exchange Act of 1934, as amended.

Item 9.01		Financial Statements and Exhibits

(d)		Exhibits

The following exhibits are filed pursuant to Item 2.02:

	23.1	Consent of KPMG LLP.

	99.1	Item 7 of the Company’s 2008 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

	99.2	Item 8 of the Company’s 2008 Annual Report on Form 10-K, “Financial Statements and Supplementary Data”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2009

REHABCARE GROUP, INC.

By: /s/	Jay W. Shreiner
Jay W. Shreiner
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Item 7 of the Company’s 2008 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

99.2	Item 8 of the Company’s 2008 Annual Report on Form 10-K, “Financial Statements and Supplementary Data”